Exhibit 4.3

FORM OF NOTE

[Face of QIB/AI/Reg S Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE INDENTURE GOVERNING THIS SECURITY.  A COPY OF THE INDENTURE IS AVAILABLE, FREE OF CHARGE, UPON WRITTEN REQUEST TO ZAZA ENERGY CORPORATION, 1301 MCKINNEY STREET, SUITE 3000, HOUSTON, TEXAS 77010, ATTENTION: SCOTT GAILLE.

[Insert the Original Issue Discount Legend pursuant to the provisions of the Indenture]

CUSIP 144A: 98919T AB6

Reg S: U98837 AA2

AI: 98919T AC4

Registered: 98919T AD2

9.00% Convertible Senior Notes due 2017

No.	$

ZAZA ENERGY CORPORATION

promises to pay to                                  or registered assigns, the principal sum of $                                 DOLLARS (or such other amount as identified on the “Schedule of Increases and Exchanges of Interests in Global Note” attached hereto) on August 1, 2017.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated: [ ], 2012

ZAZA ENERGY CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: , 2012

[Back of Note]

9.00% Convertible Senior Notes due 2017

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST.  ZaZa Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 9.00% per annum, from October 22, 2012 until maturity.  The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 1, 2013.  The Company will pay Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (including any Interest Make-Whole Premium) (without regard to any applicable grace period), from time to time on demand at a rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  Defaulted Interest, if any, will be paid on regular Interest Payment Dates in the same manner as other interest is paid on the Notes.  All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and, if any, Defaulted Interest, Additional Interest and Special Interest (unless the Indenture states otherwise). Defaulted Interest will be in addition to any other interest payable from time to time with respect to the Notes.

METHOD OF PAYMENT.  The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, and interest (including any Interest Make-Whole Premium, as described in the Indenture) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) such payment by check may only be paid so long as no Event of Default under the Indenture is continuing.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

REGISTRAR, PAYING AGENT AND CONVERSION AGENT.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Registrar, Paying Agent and Conversion Agent.  The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

INDENTURE.  The Company issued the Notes under an Indenture dated as of October 22, 2012 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

RANKING. This Note shall constitute a senior obligation of the Company.

PROVISIONAL REDEMPTION.  The Notes are redeemable at any time and from time to time on or after August 1, 2015 at the option of the Company if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 150% of the applicable Conversion Price in effect on each such Trading Day. The Redemption Price shall be equal to a cash amount equal to the sum of (i) 100% of the principal amount of Notes being redeemed, plus (ii) accrued and unpaid interest, if any to, but excluding, the Redemption Date. The Redemption Date must be a Business Day.

NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

NO MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF THE HOLDER.

If there is a Fundamental Change, the Company will be required to make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all of such Holder’s Notes (or such portion thereof specified by such Holder in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, plus the Interest Make-Whole Premium on the Notes repurchased (the “Fundamental Change Payment”).  Within 10 days following any Fundamental Change, the Company will mail a notice to each Holder setting forth the procedures governing the Fundamental Change Offer as required by the Indenture.

If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale, the Company in circumstances specified in the Indenture may be required to commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.06 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, in accordance with the procedures set forth in the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for purchase, except for the unpurchased portion of any Note being purchased in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be purchased or during the period between a Record Date and the corresponding Interest Payment Date.  The Notes are also subject to certain restrictions on transfer set forth in the Indenture.

CONVERSION OF NOTES.  As provided in and subject to and upon compliance with the provisions of the Indenture, each Holder of a Note has the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is at least $1,000 principal amount and the portion to remain unconverted is at least $2,000 principal amount) of such Note, at any time and from time to time until the close of business on the second Business Day immediately preceding the Maturity Date, into a number of shares of Common Stock determined in accordance with Article 11 of the Indenture.

In the event a Holder elects to exercise its right to convert its Notes, and such election occurs on or after May 1, 2013 but prior to August 1, 2017, such Holder shall be entitled to receive, in addition to the consideration that such Holder is entitled to receive upon conversion, a Interest Make-Whole Premium. The Company shall have thirty (30) days from the Conversion Date to pay the Interest Make-Whole Premium. The Company may pay any Interest Make-Whole Premium either in cash or, subject to shareholder approval if required by any applicable shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, in Common Stock, at its election. If the Company elects to pay a Interest Make-Whole Premium in Common Stock, such stock will be valued at 95% of the simple average of the daily volume weighted average prices of the Common Stock for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.

PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.  Only Holders have rights under the Indenture and this Note.

AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

DEFAULTS AND REMEDIES.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain payment defaults and certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 4.11 of the Indenture will, for the 90 days after the occurrence of such Event of Default, consist exclusively of the right to receive Special Interest on the principal amount of the Notes.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any offer to purchase, and reliance may be placed only on the other identification numbers placed thereon.

GOVERNING LAW.  THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

ZaZa Energy Corporation

1301 McKinney Street, Suite 3000

Houston, Texas 77010

Attention: Scott Gaille

Facsimile: (713) 595-1919

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of the Note[s])

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.12	☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of the Note[s])

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, or increases in the principal amount of the Global Note, have been made:

Date of Exchange or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.